Exhibit 10.6

SHARE OPTION AGREEMENT

This Share Option Agreement (this “Agreement”) is made and entered into as of the Grant Date specified below by and between The RoyaLand Company Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), and the participant named below (the “Participant”).

Name of Participant:
Grant Date:
Expiration Date:
Exercise Price:
Number of Option Shares:
Type of Option:
Vesting Start Date:
Vesting Schedule:

1. Grant of Option.

1.1. Grant. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of Class B Common Shares of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the The RoyaLand Company Ltd. 2023 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.

1.2. Type of Option. The Option is intended to be either a Non-qualified Share Option (i.e., not an Incentive Share Option) or an Incentive Share Option within the meaning of Section 422 of the Code, as indicated above, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Share Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the Class B Common Shares with respect to which Incentive Share Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Option or portion thereof which exceeds such limit (according to the order in which they were granted) shall be treated as a Non-qualified Share Option.

1.3. Consideration. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan.

2. Exercise Period; Vesting.

2.1. Vesting Schedule. The Option will become vested and exercisable in accordance with the Vesting Schedule specified above until the Option is 100% vested. The unvested portion of the Option will not be exercisable and shall automatically lapse on or after the Participant’s termination of Continuous Service.

2.2. Expiration. The Option will expire and automatically lapse on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination of Continuous Service.

3.1. Termination for Reasons Other Than Cause, Death or Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date that is three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.2. Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate, automatically lapse and cease to be exercisable.

3.3. Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date that is 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4. Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within a period following termination of the Participant’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the proven right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date that is 12 months following the Participant’s death or (b) the Expiration Date.

3.5. Termination of Director Agreement before IPO. If the Participant is a member of the board of directors of the Company and has entered into an Independent Director Agreement with the Company that provides that such Option will begin vesting on the date that the Company’s registration statement relating to its initial public offering is declared effective by the United States Securities and Exchange Commission and such Independent Director Agreement is terminated by the Company or the Participant prior to the effective date of such registration statement, then the Option granted hereunder shall automatically terminate and lapse and the Participant shall no longer have any rights hereunder.

3.6. Extension of Termination Date. If following the Participant’s termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements provided always that such tolling shall not be to a date which is more than 7 years from the Grant Date.

4. Manner of Exercise.

4.1. Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s proven executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed share option exercise agreement in the form attached hereto as Exhibit A, or as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia: (a) the Participant’s election to exercise the Option; (b) the number of Class B Common Shares being purchased; (c) any restrictions imposed on the shares; and (d) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2. Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either: (a) in cash or by certified or bank check at the time the Option is exercised; (b) by (A) delivery to the Company of an instrument of transfer and share certificate(s) (or an indemnity in respect of any lost or missing share certificate) in respect of other Class B Common Shares, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or (B) by means of attestation whereby (1) the Participant identifies for delivery (and subsequently delivers to the Company in any manner contained in the Plan) specific Class B Common Shares that have an aggregate Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and (following delivery to the Company of such identified specific Class B Common Shares in any manner contained in the Plan) receives a number of Class B Common Shares equal to the difference between the number of shares thereby purchased and the number of identified and delivered attestation Class B Common Shares (a “Share for Share Exchange”); (c) through a “cashless exercise program” established with a broker; (d) by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise; (e) by any combination of the foregoing methods; or (f) in any other form of legal consideration that may be acceptable to the Committee.

4.3. Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable Bermuda or U.S. federal, state and local withholding obligations of the Company. The Participant may satisfy any Bermuda or U.S. federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means: (a) tendering a cash payment; (b) authorizing the Company to withhold Class B Common Shares from the Class B Common Shares otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no Class B Common Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company an instrument of transfer and share certificate(s) (or an indemnity in respect of any lost or missing share certificate) in respect of previously owned and unencumbered Class B Common Shares. The Company has the right to withhold from any compensation paid to a Participant.

4.4. Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the Class B Common Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by entry in the register of members of the Company and share certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5. No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any employment rights or any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Class B Common Shares subject to the Option prior to the date of issuance or transfer of the relevant Class B Common Shares to the Participant following the exercise of the Option.

6. Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7. Change in Control. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per Class B Common Share received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a Class B Common Share in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

8. Adjustments. The Class B Common Shares subject to the Option may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

9. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10. Qualification as an Incentive Share Option. If this Option is an Incentive Share Option, the Participant understands that in order to obtain the benefits of an Incentive Share Option, no sale or other disposition may be made of shares for which incentive share option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the United States Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

11. Disqualifying Disposition. If this Option is an Incentive Share Option and the Participant disposes of the Class B Common Shares prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

12. Compliance with Law. The exercise of the Option and the issuance and transfer of Class B Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of Bermuda and U.S. federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Class B Common Shares may be listed. No Class B Common Shares shall be issued pursuant to this Option unless and until any then applicable requirements of Bermuda and U.S. state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Class B Common Shares with the United States Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s registered office. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of Bermuda without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

16. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

21. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date set forth above.

COMPANY:

The RoyaLand Company Ltd.

By:
Name:
Title:

Address:

PARTICIPANT:

(Signature)

(Name)

Address:

Exhibit A

SHARE OPTION EXERCISE AGREEMENT

This Share Option Exercise Agreement (this “Exercise Agreement”) is made and entered into as of _______________ by and between The RoyaLand Company Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), and the purchaser named below (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the The RoyaLand Company Ltd. 2023 Equity Incentive Plan (the “Plan”).

Purchaser Name:

Address:

Social Security Number:

1. Option. The Purchaser was granted an option (the “Option”) to purchase Class B Common Shares pursuant to the terms of the Plan and the Share Option Agreement between the Company and the Purchaser dated ________________, as follows:

Type of Option (check one):

____ Incentive Share Option

____ Non-qualified Share Option

Grant Date:________________________________________________

Number of Option shares:_____________________________________

Exercise Price per share:______________________________________

Expiration Date:____________________________________________

2. Exercise of Option. The Purchaser hereby elects to exercise the Option to purchase __________ Class B Common Shares (“Shares”), all of which are vested pursuant to the terms of the Share Option Agreement. The total Exercise Price for all of the Shares is ________ (Total Shares times Exercise Price per Share).

3. Payment of the Exercise Price; Delivery of Required Documents. The Purchaser encloses payment in full of the total Exercise Price for the Shares in the following form(s), as authorized by the Share Option Agreement (check and complete as appropriate):

____ In cash (by certified or bank check) in the amount of $_____, receipt of which is acknowledged by the Company.

____ By delivery of ______ an instrument of transfer and share certificate(s) (or an indemnity in respect of any lost or missing share certificate) in respect of previously acquired Class B Common Shares.

____ Through a Share for Share Exchange (Contact Company CFO).

____ By a broker-assisted cashless exercise (Contact Company CFO).

____ By reduction in the number of Shares otherwise deliverable upon exercise with a Fair Market Value equal to the total Exercise Price (Contact Company CFO).

The Purchaser will deliver any other documents that the Company requires.

4. Tax Withholding. The Purchaser authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable Bermuda and U.S. federal, state and local withholding obligations of the Company. The Purchaser may satisfy any Bermuda or U.S. federal, state or local tax withholding obligation relating to the exercise of the Option by any of the methods set forth in the Plan or Share Option Agreement. The Purchaser understands that ownership of the Shares will not be transferred to the Purchaser until the total Exercise Price and all applicable withholding taxes have been paid.

5. Notice of Disqualifying Disposition. If the Option is an Incentive Share Option, the Purchaser agrees to promptly notify the Secretary at the Company if he or she transfers any of the Shares purchased pursuant to this Exercise Agreement within one (1) year from the date of exercise of the Option or within two (2) years from the Grant Date.

6. Tax Consequences. The Purchaser understands that there may be adverse Bermuda or U.S. federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Purchaser is not relying on the Company for tax advice.

7. Compliance with Law. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Purchaser with, all applicable Bermuda and U.S. federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

8. Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Purchaser and the Purchaser’s heirs, executors, legal representatives, successors and assigns.

9. Governing Law. This Exercise Agreement will be construed and interpreted in accordance with the laws of Bermuda without regard to conflict of law principles.

10. Severability. The invalidity or unenforceability of any provision of this Exercise Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Exercise Agreement shall be severable and enforceable to the extent permitted by law.

11. Counterparts. This Exercise Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

12. Notice. Any notice required to be delivered to the Company under this Exercise Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s registered office. Any notice required to be delivered to the Purchaser under this Exercise Agreement shall be in writing and addressed to the Purchaser at the Purchaser’s address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Acknowledgement. The Purchaser understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Plan and the Share Option Agreement, copies of which the Purchaser has read and understands.

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IN WITNESS WHEREOF, the parties have executed this Exercise Agreement as of the date first above written.

COMPANY:

The RoyaLand Company Ltd.

By:
Name:
Title:

PURCHASER:

[Name]

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